UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  17 August 1995

                                  ALPNET, INC.
             (Exact name of registrant as specified in its charter)


           UTAH                 0-15512               87-0356708
       (State or other      (Commission File        (IRS Employer
       jurisdiction of          Number)             Identification
       incorporation)                                   Number)




            4444 South 700 East, Suite #204
                 Salt Lake City, Utah              84107-3075
     (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number, including area code:  (801) 265-3300

  Former name or former address, if changed since last report:  Not applicable.


Item 5.  Other Events --- Equity - Related Transactions


Several equity-related transactions have been approved by the Board of Directors and consummated in August and September 1995, as described in the following paragraphs.

1) The Company converted approximately $250,000 of long-term debt into 87,339 shares of a new series of convertible preferred stock. The former debt was owed to a shareholder and director of the Company with repayment terms beginning September 1996 through December 1998. Each share of the preferred stock issued in this transaction is convertible at the option of the shareholder into nine shares of the Company's restricted common stock, has voting rights as if the shares were already converted, and features a 10% non-cumulative dividend subject to the discretion of the Board of Directors. These terms are essentially the same as the terms of the existing series of preferred stock. This conversion of debt to equity will eliminate approximately $22,000 of annual interest expense.

2) The Company sold 581,818 shares of restricted common stock for $200,000 to a new vice president of the Company. The price per share was based upon the average of the closing bid and ask prices of the Company's common stock on the day the Board of Directors approved the transaction.

3) The Board of Directors approved the grant of stock options to several members of management, including a new vice president of the Company. In total, options to purchase 3,450,000 shares of restricted common stock were granted, with the following terms and conditions:

                 500,000 optioned shares vest immediately and are exercisable at a price of $.34375 per share. 983,333 optioned shares vest on September 1, 1996 and are exercisable at $.50 per share; 983,333 optioned shares vest on September 1, 1997 and are exercisable at $.75 per share; 983,334 optioned shares vest on September 1, 1998 and are exercisable at $1.10 per share.

                 All unexercised options expire on September 1, 2000 or when the employee terminates employment with the Company, if sooner.

                 All existing options (for the purchase of approximately 450,000 shares of unrestricted common stock) previously granted to members of management participating in the new grants, must be voluntarily forfeited. After these forfeitures, the total number of granted but unexercised options under the Company's existing stock option plans will be limited to 500,000, a reduction of approximately 550,000 shares from what could be issued under the terms of the existing plans.

4) The Board also approved certain limited modifications to the current Financial Monitoring Agreement between the Company and a major shareholder.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ALPNET, Inc.
                                  (Registrant)






Date:   29 September, 1995             \s\  Thomas F. Seal
                                       Thomas F. Seal
                                       President and Chief Executive Officer




Date:   29 September, 1995             \s\  D. Kerry Stubbs
                                       D. Kerry Stubbs
                                       Chief Financial Officer